Exhibit 23.1

M & K CPAS
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Sport Endurance, Inc., of our report dated September 11, 2009 on our audit of the financial statements of Flameret, Inc.  as of August 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended August 31, 2009 and 2008 and the period from January 3, 2001 (Inception) to August 31, 2009

/s/ M & K CPAS, PLLC

M & K CPAS, PLLC
Houston, Texas
www.mkacpas.com

September 11, 2009